Exhibit 10.10
OPTION TO PURCHASE REAL ESTATE
     This option made and entered by and between Rodgers Farms LLC, 2952 South 1100 West, Dunkirk, IN 47336, hereinafter referred to as SELLER, and Cardinal Ethanol, LLC, 2 ONTO Square, P.O. Box 501, Winchester, Indiana 47394, hereinafter referred to as BUYER, WITNESSETH:
     SELLER owns the real estate described at Exhibit “A” attached hereto and incorporated herein by reference.
     SELLER desires to grant BUYER an option to purchase the real estate described at Exhibit “A”.
     For and in consideration of the sum of Five Thousand ($5,000.00) Dollars paid to SELLER by BUYER, receipt of said sum being acknowledged by SELLER with the execution of this option, SELLER gives and grants to BUYER the exclusive option, under the following terms and conditions, to purchase the real estate described at Exhibit “A”, said real estate to be surveyed, together with the buildings and all improvements thereon, the real estate described at Exhibit “A” as surveyed, together with the buildings and improvements thereon, hereinafter referred to as PROPERTY.
     1. Term of Option. BUYER shall exercise this option on or before July 1, 2006. BUYER may extend the time to exercise this option to January 1, 2007, provided on or before July, 1, 2006, BUYER gives to SELLER written notice of BUYER’S desire to extend the time to exercise this option and pays to BUYER an additional Five Thousand ($5,000.00) Dollars. BUYER may extend the time to exercise this option to July I, 2007, provided on or before January, 1, 2007, BUYER gives to SELLER written notice of BUYER’S desire to extend the time to exercise this option and pays to BUYER an additional Five Thousand. ($5,000.00) Dollars. BUYER may extend the time to exercise this option to January 1, 2008, provided on or before July, 1, 2007, BUYER gives to SELLER written notice of BUYER’S desire to extend the time to exercise this option and pays to BUYER an additional Five Thousand ($5,000.00) Dollars. BUYER may extend the time to exercise this option to July 1, 2008, provided on or before January, 1, 2008, BUYER gives to SELLER written notice of BUYER’S desire to extend the time to exercise this option and pays to BUYER an additional Five Thousand ($5,000,00) Dollars. If BUYER has not exercised this option on or before July 1, 2006, or on or before the extension date, this option shall terminate, be of no further force and effect, and SELLER shall be entitled to keep all sums paid under this agreement.
     2. Exercise of Option. This option may be exercised by giving written notice to SELLER, at SELLER’S address as set forth above, by certified mail, return receipt requested or by personal service, on or before midnight of July 1, 2006, or on or before midnight of the extension date and by including with said written option the sum of Twenty-Five Thousand ($25,000.00) Dollars as earnest money.
     3. Purchase Price. The purchase price for the PROPERTY shall be Seven Thousand Seven Hundred ($7,700.00) Dollars per surveyed acre less the sum paid for this option and any extension thereof and the earnest money,
     4. Survey. At any time after the execution of this option and during the option period or after the exercise of this option, BUYER shall cause an ALTA/ACSM survey of the PROPERTY by Beals Surveying Corporation, Richmond, IN. The cost of the survey shall initially be paid by the BUYER. Provided, that if BUYER objects to any material matter disclosed by the survey and SELLER is not able to cure the defect as provided herein and BUYER cancels this agreement because of such material defect, then SELLER shall pay one-half (1/2) of cost of the survey to BUYER. Provided, further, that if this transaction closes, SELLER shall pay one-half (1/2) of the cost of the survey by BUYER. being credited with one-half (1/2) of the cost at the closing. BUYER shall have fourteen (14) days after the delivery of said survey to object to any material matter disclosed by the Survey. SELLER shall be able to cure any matter objected to by BUYER on or before fifteen (15) days prior to closing. In the event SELLER is unable to cure any material matter disclosed by the survey and objected to by BUYER, this option shall become null and void and all sums paid by BUYER to SELLER under this option, shall be retained by SELLER.
     5. Deed. Upon payment in full by BUYER to SELLER of the purchase price as herein stated, SELLER agrees to convey the PROPERTY to BUYER by warranty deed, which warranty deed will convey the PROPERTY to the BUYER free and clear of any and all liens and encumbrances except easements and restrictions of record acceptable to BUYER, real estate taxes and assessments, those liens and encumbrances that may possibly attach to the PROPERTY by reason of the acts of omission or commission of the BUYER, and those liens and encumbrances as herein set forth and specified.
     6. Property Taxes. SELLER shall pay all installments of property taxes which become due prior to the Closing. Property taxes and assessments relating to the PROPERTY for the calendar year of the Closing shall be prorated between SELLER and BUYER as of the Closing date. If the actual amount of taxes for the calendar year of the Closing is not known at the time of the Closing date, the proration shall be based on the amount of taxes due and payable with respect to the PROPERTY for the calendar year immediately preceding the calendar year of the closing, and BUYER. shall be credited on the closing statement at the Closing SELLER’S pro rata portion of those taxes.
     7. Evidence of Title. At any time after the execution of this option and during the option period or after the exercise of this option and after, the completion of the survey and the request of BUYER, SELLER shall furnish BUYER a commitment for title insurance to be issued by a title company acceptable to BUYER certified to a date within thirty (30) days of delivery to BUYER, showing merchantable title to the PROPERTY in the name of SELLER. The cost of the commitment shall initially be paid by BUYER. Provided, that if BUYER objects to any material defect and SELLER is not able to cure the material defect as provided hereafter and BUYER cancels this transaction because of such material defect, then SELLER shall pay to BUYER the cost of said title commitment. Provided, further, that if this transaction closes, then SELLER shall pay for the title insurance by BUYER being credited with such cost at the closing. The cost of updates to the title insurance commitment shall be paid by BUYER (with no credit) unless the updates are required because of material defeats noted in the original commitment, in which case, SELLER shall pay for said updates. BUYER shall have fourteen (14) days after the delivery of said commitment for title insurance to notify SELLER of the acceptance of title or of any material defects therein. It is agreed by SELLER and BUYER that the following shall not be considered material defects in title: easements, covenants and restrictions of record acceptable to BUYER; real estate taxes and assessments; liens and encumbrances as set forth and mentioned in this agreement; any liens and encumbrances that may possibly attach to the PROPERTY by reason of the acts of omission or commission of the BUYER; and those liens and encumbrances that will be paid at the time of closing. SELLER shall be able to cure any material defects in title on or before fifteen (15) days prior to closing. In the event SELLER. is unable to cure said material title defects, this option shall become null and void and all sums paid by BUYER to SELLER under this option shall be retained by SELLER.
     On or before thirty (30 days after the closing of this transaction, SELLER. shall deliver to BUYER a title insurance policy which shall show merchantable title to the PROPERTY in the name of BUYER and show said real estate to be free and clear of any and all liens and encumbrances except as set forth above.
     8. Right of Inspection and Investigation. At any time after the execution of this option and during the option period or after the exercise of this option, BUYER shall have the right, at BUYER’S expense, to conduct such inspections and investigations of the PROPERTY as BUYER may desire at BUYER’S absolute discretion. BUYER shall pay to SELLER any damages caused by BUYER or BUYER’S agents, independent contractors or employees for damages to the PROPERTY as a result of BUYER’S inspections or investigations. In the event BUYER’S inspections and investigations reveal that the property is not satisfactory for BUYER’S purposes, such determination to be in BUYER’S sole and absolute discretion, this option shall become null and void and all sums paid by BUYER to SELLER under this option shall be retained by SELLER.
     9. Vacation of Public Road. After the exercise of this option, BUYER shall, at BUYER’S expense, vacate the public road known as 1150 West, Jay County, Indiana, which runs through the PROPERTY. SELLER shall execute such documents as are necessary and shall assist BUYER to vacate such public way. In the event that said road is not vacated, this option shall become null and void and all sums paid by BUYER to

SELLER under this option shall be retained by SELLER.
     10. Permits to Allow Use of PROPERTY for BUYER’S Intended Purposes. At any time after the execution of this option, and during the option period, or after the exercise of this option, BUYER shall, at BUYER’S expense, pursue and obtain from all governmental authorities and nongovernmental entities, approvals which are necessary to permit the use of the PROPERTY for BUYER intended purposes. SELLER shall execute such documents as are necessary and shall assist BUYER to obtain such approvals. In the event BUYER cannot obtain such approvals, this option shall become null and void and all sums paid by BUYER to SELLER under this option shall be retained by SELLER. Provided, that such approvals shall allow agricultural use of the PROPERTY or shall be subject to this transaction closing, it being the intent that the current agricultural use of the PROPERTY shall not be affected if this transaction does not close.
     11. Lease to SELLER. In the event BUYER obtains title to the real estate, BUYER shall negotiate a cash rental lease with either SELLER or Gary Rodgers or Dennis Rodgers or any entity which is owned 100% by either or both of Gary Rodgers or Dennis Rodgers for that part of the tillable acreage of the PROPERTY not required. by BUYER for BUYER’S intended use. Such lease shall contain the normal terms and provisions of a cash rental lease and the cash rent shall be One Hundred ($100.00) Dollars per tillable acre. The term of the lease shall end upon termination by lessee (SELLER herein) or until the death of both Gary Rodgers and Dennis Rodgers, whichever event occurs first.
     12. Assignment. This option may not be assigned by BUYER to any individual,

limited partnership, corporation or other entity unless the consent of the SELLER is first obtained in writing, however such written consent of the SELLER shall not be unreasonably withheld.
     13. Real Estate Agent. The parties agree that. BUYER has no responsibility for the payment of any real estate agent or brokerage fees incurred in the sale of the PROPERTY.
     14. Recording. A memorandum of this option may be recorded in the public records of Jay County, State of Indiana.
     15. Time. Time is of the essence of this option.
     16. Attorney’s Fees. After the exercise of this option by BUYER, in the event that either party shall fail or refuse to complete the transaction as provided for in this option, the non-prevailing party shall pay the prevailing party all reasonable expenses incurred by the prevailing party including, but not limited to, Attorneys fees and Court costs, incurred by the prevailing party in any litigation, negotiation or transactions relating to, or arising out of, the enforcement of this option by the prevailing party.
     17. Expenses. SELLER shall pay for the cost of deed preparation; the cost of an Owner’s Policy of Title Insurance (as provided in paragraph 7 herein); the cost of curing title defects; and one-half (1/2) the cost of survey (as provided in paragraph 4 herein). BUYER, shall pay the cost of any inspections of the real estate under paragraph 8, the settlement fee and one-half (1/2) of the cost of the survey (subject to paragraph 4 herein). Any other costs of this transaction will be paid by the party incurring the same.
     18. Closing. This transaction shall close at the law office of Robert G. Cook, 116 E. Washington Street, Winchester, IN 47394, or such other place as may be agreed upon by the parties, thirty (30) days after the conditions of paragraphs 4, 8, 9, 10, and 11 have been met. Provided, that this transaction shall, in any event, close no later than six (6) months after the date the option is exercised.
     19. SELLER’S Default. After the exercise of this option by BUYER, in the event that SELLER shall refuse or fail to complete the transaction as provided for in this option, SELLER shall pay to BUYER all sums paid to SELLER under this option and this option shall he considered null and void or, at the option of BUYER, BUYER may pursue such remedies as are available to BUYER at either law or equity.
     20. BUYER’S Default. After the exercise of this option by BUYER, in the event that BUYER shall refuse or fail to complete the transaction as provided for in this option, SELLER’S sole and only remedy shall be to retain all sums paid under this option as liquidated damages and this option shall be considered null and void.
     21. Severability. If any provision of this option is held invalid by a Court of competent jurisdiction, it shall be considered deleted from this option, but such invalidity shall not affect the other provisions that can be given effect without the invalid provisions.
     22. Entire Agreement. This option constitutes the entire agreement between the parties. This option shall not be amended except by written agreement signed by both parties.
     23. Headings. Headings or titles to said sections or paragraphs of this option are solely for the convenience of the parties and shall have no effect whatsoever on the interpretation of the provisions of this agreement.
     24. Law Governing. This option shall be governed by the laws of the State of Indiana.

     25. Authority. The undersigned person executing this agreement for and on behalf of SELLER represents and certifies that he is a Member of SELLER and he has authority to execute this agreement for and on behalf of SELLER.
     25. Headings. Headings or titles to said sections or paragraphs of this option are solely for the convenience of the parties and shall have no affect whatsoever on the interpretation of the provisions of this agreement
     26. Law Governing. This option shall be governed by the laws of the State of Indiana.
     27. Authority. The undersigned person executing this agree for and on behalf of SELLER represents and certifies that he is a Member of SELLER and he has authority to execute this agreement for and on behalf of SELLER.
     28. Authority. The undersigned person executing this agreement for and on behalf of BUYER represents and certifies that he is the President of BUYER and he has authority to execute this agreement for and on behalf of BUYER.
     29. Binding on Successors and Assigns. Provisions of this agreement will bind the successors and assigns of the respective parties.
IN WITNESS WHEREOF, SELLER. has caused this option to be executed this 21st day of December, 2005 and BUYER has caused this option to be executed this 21st day of December, 2005.

Rodgers Farms LLC		Cardinal Ethanol, LLC
By:	/s/ Dennis Rodgers	By:	/s/ Troy A Prescott
Printed Name: Dennis Rodgers Member SELLER			Troy A. Prescott President BUYER

State of Indiana
County of Jay, SS:
     Personally appeared before me, the undersigned Notary Public in and for Jay County, State of Indiana, this 21st day of December, 2005, Dennis Rodgers, personally known to me to be a Member of Rodgers Farm LLC, and after first being duly sworn upon their oaths, acknowledged the execution of the, above and foregoing instrument for and on behalf of Rodgers Farm LLC, and stated that the representations contained therein are true.

/s/ Marsha J. Medler Notary Public
Printed Name: Marsha J. Medler County of Residence: Jay
My Commission expires:
10/10/07
State of Indiana
County of Jay, SS:
     Personally appeared before me, the undersigned Notary Public in and for JayCounty, State of Indiana, this 21stday of December, 2005, Troy A. Prescott, personally known to me to be President of Cardinal Ethanol, LLC, and after first being duly sworn upon their oaths, acknowledged the execution of the, above and foregoing instrument for and on behalf of Cardinal Ethanol, LLC, and stated that the representations contained therein are true.

/s/ Marsha J. Medler Notary Public
Printed Name: Marsha J. Medler County of Residence: Jay
My Commission expires:
10/10/07
This instrument prepared by Robert G, Cook, Attorney, Winchester, IN

The following described real estate situate in Jay County, State of Indiana, to-wit:
TRACT 1:
The South part of the Southeast Quarter of Section 9, Township 22 North, Range 12 East, lying South of the right of way of the Pennsylvania Railroad as follows: Beginning at the Southwest comer of the Southeast Quarter of Section 9, Township 22 North, Range 12 East and running thence North along the half section line which is the center of the North and South road for a distance of 1638 feet to a point on the South line of the right of way of the P.C.C. & St. L. RR, (witnessed as follows: Center of the North and South road and 24 feet 4 inches South at rilat angles to the South rail of the South and Eastbound tract of the Pennsylvania R.R.); thence East long the south right of way line 3039 feet to a point on the South section line of Section 9, Township 22 North, Range 12 East, this South right of way line being marked by concrete markers of the old traction line (witnessed as follows: 24 feet 4 inches at right angles to the south rail of the South, or East bound tract of the Pennsylvania Railroad and 91 feet East of a mile post on South side of Pennsylvania right of way and marked “127“j: and thence West along the South section line, being the center of the East and West highway a distance of 2569 feet to the place of beginning; but EXCEPTING THEREFROM, a tract of land approximately 0.172 acres described as follows:
Beginning at the point of intersection of the Southerly line of what was formerly the Muncie-Portland Traction Company’s right away with the North line of public highway the middle lane of which is a boundary between Sections 9 and 16 in Township 22 North, Range 12 East, running thence in a Northwesterly direction on and along said southerly line of right of way, a distance of 230 feet to a point; thence in a Northeasterly direction and at right angles to last line of the Northerly line of said right of way (Muncie-Portland Traction Company); thence Southeasterly on and along the said Northerly line or said right of way a distance of 272 feet, more or less, to the intersection of the said Northerly line of said right of way with the North line of said public road; thence in a Westerly direction on and along the North line of said public road to the place of beginning, and being a part of said Section 9, Township 22 North, Range 12 East, and a part of lands heretofore conveyed by quit-claim deed by the Midland Utilities Company to the Hart Glass Manufacturing Company.
ALSO EXCEPTING THEREFROM: A part of the South part of the Southeast Quarter of Section 9, Township 22 North, Range 12 East, described as follows: Beginning at the Southwest corner of the Southeast Quarter of said Section 9, Township and Range aforesaid running thence North on and along the center of the North and South road, which is the half section line of said section, a distance of 1132 feet and 4 inches to a paint, which point is the place of beginning; thence East 120 feet and 6 inches; thence South 10 feet; thence East 174 feet; thence North. 83 feet; thence West 174 feet; thence North 15 feet; thence West 120 feet and 6 inches; thence South 88 feet, more or less to the place of beginning, containing after both of said exceptions, 45 acres, more or less,
EXHIBIT “A”

TRACT II:
Commencing at the Southeast corner of the Southwest Quarter of Section 9, Township 22 :North, Range 12 East and running thence North on the East line of the Southwest Quarter of Section 9, Township and Range aforesaid 56 rods 2 feet and 6 inches; thence West parallel with the South line of said Section 9 to a point 715 feet East of the East side of Broad Street, or to an established Northeast corner of Albert J. Diener’s land; thence South on the East line of Albert Diener’s established line 575 feet to a point; thence West 325 feet to a point which is 415 feet east of the west line of said southwest quarter; thence South to the South line of said section; thence East to the place of beginning, containing 45 acres, more or less, including all vacated streets and alleys pertaining thereto (said tract now disannexed from the City of Dunkirk, Indiana) and being a part of the Southwest Quarter of Section 9, Township 22 North, Range 12 East, Richland Township.
ALSO, Commencing at a point 335 feet East of the Southwest corner of the Southwest Quarter. of Section 9, Township 22 North, Range 12 East, running thence North. a distance of 150 feet to a point; thence East a distance of 80 feet to a point; thence South a distance of 150 feet; thence West a distance of 80 feet to the place of beginning, being a part of the Southwest Quarter of the Southwest Quarter of Section 9, Township 22 North, Range 12 East; but excepting therefrom the following described real estate: Commencing at a point 335 feet East of the Southwest corner of Section 9, Township 22 North, Range 12 East; thence east on the South line of said Section 651 feet; thence running North parallel with the West line of said section 158 feet: thence West parallel with the South line of said section 300 feet; thence in a Southwesterly direction 371.7 feet to a point 34 feet North of the place of beginning; thence South parallel to the West line of said Section to the place of beginning, containing after said exception 43.505 acres, more or less.
EXCEPT: Part of the SW ‘A of Section 9, T22N, R12E, Second Principal Meridian, Richland Township, Jay County, Indiana, more particularly described as follows;
Commencing at a corner stone at the southwest corner of the SW ‘A of Section 9, T22N, R12E; thence east along the south line of the SW ‘a distance of four hundred fifteen (415.00) feet to an iron pin; thence N 00° 30’ 17” East a distance of sixty two (62.00) feet to an iron pin; thence N 00° 30’ 17” East a distance of two hundred eighty nine and forty three hundredths (289.43)feet to an iron pin; thence S 89° 54’ 11” East a distance of three hundred twenty one and four hundredths (32L04) feet to an iron pin, the point of beginning; thence S 89° 54’ 11” East two hundred fifty (250) feet to an iron pin; thence S 00° 29’ 44” West a distance of one hundred ninety three and fifty five hundredths (193.55) feet to an iron pin; thence N 89° 55’ 49” West a distance of two hundred fifty (250) feet, thence north to the point of beginning. Containing 1.11 acres, more or less.

ALSO EXCEPT: Part of the SW 1/4: of Section 9, T22N, R12E, Second Principal Meridian, Richland Township, Jay County, Indiana, more particularly described as follows:
Commencing at a cornerstone at the southwest corner of the SW V4 of Section 9, T22N, R12E, thence east along the south line of the SW 14 a distance of four hundred fifteen. (415.00) feet to an iron pin; thence N 00°.30’ 17” East a distance of sixty-two (62.00) feet to an iron pin to the point of beginning; thence N 00° 30’ 17” East a distance of two hundred eighty-nine and forty___throe hundredths (289.43) feet to an iron pin; thence S 89° 54’ 11” East a. distance of three hundred twenty-one and four hundredths (321.04) feet to an iron pin; thence S 00° 29’ 44” West a distance of one hundred ninety-three and fifty-five hundredths (193.55) feet; thence N 55’ 49” West a distance of forty-nine and ninety-eight hundredths (49.98) feet to an iron pin; thence S 70° 41’ 28” West; a distance of two hundred eighty-eight and fifteen hundredths (288,15) feet to an iron pin to the point of beginning. Containing 1,73 acres more or less.
TRACT III:
All that part and parcel of the Southwest Quarter of Section 9, Township 22 North, Range 12 East, platted and desipated on Plat Book of Richland Civil Township in the Office of the Auditor of Jay County, Indiana, as Outlots 23 and 24.
ALSO, All that part and parcel of the West half of the Southwest Quarter of said Section 9 in Township and Range aforesaid, lying and being South of the South line of the right of way of what was formerly the Muncie arid Portland Traction Company over and across said quarter section, but excepting therefrom the following described real estate:
Commencing at a point 40 feet East of the Southeast corner of Lot 1433 in the Dunkirk Land Company’s First Addition to Dunkirk (said lot and so much of said addition and the plat thereof was heretofore included and embraced within the boundary lines thereof having since been vacated) and mining thence East 600 feet; thence North at right angles 103 feet to a point in the South line of the right of way of the Pittsburgh, Cincinnati, Chicago and St. Louis Railway Company; thence Northwesterly along the South line of said right of way 698-1/3 feet to a point of intersection thereof with the East line of E. Fourth Street, in Dunkirk; thence South on the East line of said E. Fourth Street 467 feet to the place of beginning; which said exception is commonly known as the Gem window Glass Factory lot.
ALSO EXCEPTING THEREFROM, the following described real estate: Commencing at a point in the East line of E. Fourth Street in Dunkirk aforesaid, where the South line of South “I)” Street in Dunkirk aforesaid would, if extended due East in the direction as originally laid out and platted, intersect the same; thence due East on a prolongation of said line of South “D” Street, so extended, 340 feet; thence North at right angles 325 feet; thence West at right angles 340 feet to a point in the East line of E. Fourth Street aforesaid; thence South on said East line 325 feet to the place of beginning, which said exception is commonly known as the Bates Window Glass

Factory Lot.
ALSO EXCEPTING THEREFROM the following described real estate: A part of the Southwest Quarter of Section 9, Township 22 North, Range 12 East, bounded as follows:
Commencing at the Northwest corner of the land conveyed to the Bates Window Glass Company and running thence East 340 feet; thence North 196 feet; thence West 340 feet; thence South 196 feet to the place of beginning containing 1,55 acres, more or less.
ALSO EXCEPTING THEREFROM the following described real estate: Part of the Southwest Quarter of Section 9, Township 22 North, Range 12 East, bounded and described as follows: Commencing at the northeast earner of land heretofore conveyed to Bates Window Glass Company and running thence east 340 feet; thence north 196 feet; thence west 340 feet; thence south 196 feet to the place of beginning, containing L55 acres.
ALSO EXCEPTING THEREFROM the following described real estate: Part of Outlot 24 commencing at the Northeast corner of Lot 1350 in Dunkirk Land Company’s First Addition to the City of Dunkirk, and running thence East 135 feet; thence South 93-1/3 feet; thence West: 135 feet; thence North 93-1/3 feet to the place of beginning.
ALSO EXCEPTING THERFROM the following described real estate: Part of the Southwest Quarter of Section 9, Township 22 North, Range 12 East, more particularly described as follows: Commencing at a point 190 feet East and 632.5 feet South of the Northwest corner of the Southwest Quarter of Section 9, Township 22 North, Range 12 East; thence South on a line parallel with the center line of Broad Street in City of Dunkirk, 540 feet; thence East at right angles to said center line 163.2 feet; thence North on a line parallel to said center line 540 feet; thence West 163.2 feet to the place of beginning, containing 2 acres, more or less.
ALSO EXCEPTING THEREFROM the following described real estate:
Commencing at the Northeast corner of Lot 730 of Dunkirk Land Company First Addition to the town now City of Dunkirk, and now disannexed from said City and being a part of Richland Township; thence East 20 feet to an iron stake the point of beginning; thence East 206.79 feet parallel to the South line of vacated “E” Street to un iron stake, thence south 73,16 feet parallel with the East line of Broad Street to an iron stake; thence West 206.79 feet parallel to the South line of vacated “E” Street to an iron stake; thence North 73.16 feet parallel with the East line of Broad Street to the point of beginning, containing 0.35 acres, more or less.
ALSO EXCEPTING THEREFROM the following described real estate:
Commencing at the Northeast. corner of Lot 727 of Dunkirk Land Company First Addition to the town now City of Dunkirk, now disannexed from said City and being a part of Richland Township; thence East 20 feet on and along South line of vacated “E” Street to the point of beginning; thence East 206.79 feet on and along South line of vacated “E” Street to an iron stake; thence South 137.49 feet parallel with the East line of Broad Street to an iron stake; thence West 206.79 feet parallel to the South line of vacated “E” Street to an iron stake; thence North 137.49 feet parallel with the South line of Broad Street to the point of beginning, containing 0.65 acres, more or less.
TRACT IV:
A part of the Southwest Quarter of Section Nine (9), Township Twenty-two (22) North, Range Twelve (12) East, more particularly described as follows:
Beginning at a point in the Eats line of East Fourth Street as platted in C.P. Cole’s Addition to the City of Dunkirk, Indiana, Four hundred twenty and seventy-four hundredths (420.74) feet South of the intersection of the East line of said East Fourth Street and the Southerly right-of-way of the P.C.C. & St. L. Railroad, said point being the point of beginning; thence South 89 degrees 39 minutes 00 seconds East a distance of Three hundred thirty-nine and eighty-six hundredths (339.86) feet to an iron pin; thence South 00 degrees 35 minutes 20 seconds West a distance of Five hundred sixty-three and twenty-five hundredths (563.25) feet to an iron pin; thence North 89 degrees 24 minutes 10 seconds West a distance of Three hundred thirty-nine and eighty-six hundredths (339.86) feet to an iron pin; thence North 00 degrees 35 minutes 20 seconds east a distance of Five hundred sixty-four and seventy-one hundredths (564.71) feet to the point of beginning and containing 4.40 acres, more or less.